Exhibit 99.1

Cano Health to Host Virtual Investor and Analyst Day on March 4, 2021

Miami, FL — February 25, 2021 — Cano Health, LLC, a leading value-based care delivery platform for seniors, and Jaws Acquisition Corp. (NYSE: JWS), a special purpose acquisition company, announced today they will host a virtual Investor and Analyst Day on Thursday, March 4, 2021, from 10:00 a.m. ET to 1:00 p.m. ET. On November 12, 2020, Jaws Acquisition Corp. announced that it agreed to combine with Cano Health. That transaction is expected to close in the second quarter of 2021 at which point Cano Health will be listed on the New York Stock Exchange under the ticker symbol “CANO.”

Dr. Marlow Hernandez, Cano Health Founder and CEO will be joined by other members of the senior management team to provide an overview of the Company’s strategic initiatives, technology platform, growth strategies and financial performance. This event is designed for both sell-side research analysts and institutional investors.

To register for the event, email CanoHealthIR@westwicke.com. A live webcast of the presentation will be available here and the presentation materials will be posted to canohealth.com/investors.

About Cano Health, LLC

Cano Health operates value-based primary care centers and supports affiliated medical practices that specialize in primary care for seniors in Florida, Texas, Nevada, and Puerto Rico with additional markets in development. As part of its care coordination strategy, Cano Health provides sophisticated, high-touch population health management programs including telehealth, Rx home delivery, wellness programs, transition of care, and high-risk and complex care management.

The Company’s personalized patient care and proactive approach to wellness and preventive care sets it apart from competitors. Cano Health has consistently improved clinical outcomes while reducing costs, affording patients the opportunity to lead longer and healthier lives. The Company was recognized in August 2020 by Inc. magazine for the second consecutive year as one of the fastest-growing health care companies in the country ranking 39th among all U.S. privately held companies as part of its annual 5000 ranking.

On November 12, 2020, Cano Health announced that it agreed to merge with Jaws Acquisition Corp. (NYSE: JWS), a special purpose acquisition company, chaired by well-known entrepreneur and operator Barry Sternlicht, and upon the completion of the transaction, will be listed on the New York Stock Exchange under the ticker symbol “CANO”. For more information visit www.canohealth.com.

No Offer of Solicitation

This press release is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the business combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Forward-Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, the business combination between Jaws and the Company, the estimated or anticipated future results and benefits of the combined company following the business combination, including the likelihood and ability of the parties to successfully consummate the business combination, future opportunities for the combined company, and other statements that are not historical facts. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Jaws and the Company, including those set forth in the Risk Factors section of the Jaws' registration statement and the accompanying proxy statement/prospectus filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. Neither Jaws nor the Company undertakes any obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Jaws Acquisition Corp.

Jaws Acquisition Corp., led by Chairman Barry S. Sternlicht and Chief Executive Officer Joe Dowling, is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Contacts:

Investor Relations

Cano Health

Bob East, Asher Dewhurst, Jordan Kohnstam

Westwicke, an ICR company

CanoHealthIR@westwicke.com

(443) 213-0500

Media Relations

Cano Health

Sean Leous

Westwicke, an ICR company

CanoHealthPR@westwicke.com

(646) 866-4012

Jaws Acquisition Corp.

Tom Johnson / Dan Scorpio

Abernathy MacGregor

tbj@abmac.com / dps@abmac.com

(212) 371-5999